UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2023

Golden Arrow Merger Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40223	86-1256660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 E. 53rd Street, 13th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 430-2214

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one redeemable Warrant	GAMCU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GAMC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	GAMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01 to the extent required herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Extension Payments (as defined below), on December 18, 2023, Golden Arrow Merger Corp. (the “Company”) issued an unsecured promissory note in the aggregate amount of $104,029 (the “Note”) to Golden Arrow Sponsor, LLC (the “Sponsor”). On December 18, 2023, the Company deposited an Extension Payment in the amount of $11,558.74, representing $0.02 per public share, which enabled the Company to extend the period of time it has to consummate its initial business combination by one month from December 19, 2023 to January 19, 2024. The Extension (as defined below) is the first of nine one-month extensions permitted under the Company’s Charter (as defined below).

The Note bears no interest and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The Note is not convertible into private placement warrants. The Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable. The principal balance may be prepaid at any time.

A copy of the Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosure set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by reference to the Note.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the special meeting, on December 12, 2023, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (as amended, the “Charter”) which became effective upon filing. A copy of the certificate of amendment to the Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 12, 2023, the Company held a special meeting of stockholders (the “special meeting”). On November 7, 2023, the record date for the special meeting, there were 9,287,981 shares of common stock outstanding entitled to be voted at the special meeting (consisting of 9,147,981 shares of Class A common stock and 140,000 shares of Class B common stock of the Company), approximately 90.7% of which were represented in person or by proxy at the special meeting.

The final results for the Charter Amendment Proposal submitted to a vote of the Company’s stockholders at the special meeting are as follows:

Charter Amendment Proposal

The stockholders approved the proposal to amend the Company’s Charter (the “Charter Amendment”), to extend the date by which the Company has to consummate a business combination for an additional nine months, from December 19, 2023 (the “Termination Date”) to up to September 19, 2024 by electing to extend the date to consummate an initial business combination on a monthly basis for up to nine times by an additional one month each time after the Termination Date, until September 19, 2024 or a total of up to nine months after the Termination Date, or such earlier date as determined by our board of directors (the “Board”), unless the closing of the Company’s initial business combination shall have occurred, which we refer to as the “Extension,” and such later date, the “Extended Date”, provided that the Sponsor (or its affiliates or permitted designees) will deposit into a trust account established for the benefit of the Company’s public stockholders (the “trust account”) an amount determined by multiplying $0.02 by the number of public shares then outstanding, up to a maximum of $20,000 for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination (each, an “Extension Payment”). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,401,407	25,781	0	N/A

Item 8.01. Other Events.

In connection with the votes to approve the Extension, the holders of 1,522,544 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.71 per share, for an aggregate redemption amount of approximately $16.3 million, leaving approximately $6.2 million in the trust account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Golden Arrow Merger Corp., dated December 12, 2023.
10.1	Promissory Note, dated December 18, 2023, issued by Golden Arrow Merger Corp. to Golden Arrow Sponsor LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Arrow Merger Corp.

By:	/s/ Timothy Babich
	Name:	Timothy Babich
	Title:	Chief Executive Officer

Date: December 18, 2023

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